UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2011

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01.	Regulation FD Disclosure.

On July 27, 2011, Cabot Oil & Gas Corporation (the “Company”) issued a press release announcing the sale to a third party of all of the Company’s producing assets and acreage in Wyoming, Colorado and Utah for total consideration of $285 million, subject to customary closing adjustments. The transaction has an effective date of September 1, 2011, and the Company expects the transaction to close in early October 2011, subject to customary closing conditions.

The press release also provided an update on the Company’s operations as well as production guidance for the remainder of 2011.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The above description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

In the press release referenced in Item 7.01 above, the Company announced the sale to a third party of all of the Company’s producing assets and acreage in Wyoming, Colorado and Utah. The disclosure in the first paragraph of Item 7.01 above is incorporated by reference in this Item 8.01.

Item 9.01.	Exhibits and Financial Statements.

(d)	Exhibits

99.1	Press release issued by Cabot Oil & Gas Corporation dated July 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Todd M. Roemer
Todd M. Roemer
Controller

Date: July 29, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Cabot Oil & Gas Corporation dated July 27, 2011.

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